Exhibit 4.1

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTORS IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS a CRIMINAL OFFENSE.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH INVESTOR IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY EACH INVESTOR IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING STATEMENT (INCLUDING ALL EXHIBITS THERETO) OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE COMPANY WEBSITE OR PROVIDED BY SELLING AGENTS, IF ANY (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND OR WITHDRAW ALL OR A PORTION OF THE OFFERING, TO ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

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This SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the date set forth on the signature page hereto by and between PROMETHEUM, INC., a Delaware corporation (the “Company”), and the undersigned subscriber identified on the signature page to this Agreement (the “Investor”).

RECITALS

WHEREAS, pursuant to an offering statement on Form 1-A (File No. 024-10760), as amended and supplemented from time to time, that has been filed with and qualified by the Securities and Exchange Commission (“SEC”) on [•] (the “Offering Statement”), the Company is conducting a offering of (the “Offering”) of units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and one ember warrant (the “Ember Warrants”), each exercisable to purchase one ember token (the “Ember Tokens”); and

WHEREAS, the Investor desires to purchase that number of Units as set forth on the signature page to this Agreement, all upon on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Offering is made solely to “qualified purchasers” (as defined in Rule 256 of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”));

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.            Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the offering circular (the “Offering Circular”) filed with the Offering Statement.

2.            Sale and Purchase of the Units. Subject to the terms and conditions of this Agreement, the undersigned Investor hereby subscribes for and agrees to purchase the number of Units set forth on the signature page to this Agreement at a purchase price of $1.00 per Unit (the “Purchase Price”).

3.            Purchase Procedure.

(a)          Delivery of this Agreement. The Investor will deliver an executed, fully completed, copy of this Agreement to the Administrative Agent, by electronic delivery or overnight courier to the following address:

Manorhaven Capital, LLC

120 Wall Street

25th Floor

New York, NY 10005

Attention:

Email: [•]

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(b)          Delivery of Purchase Price. Investors shall deliver payment of the aggregate Purchase Price of the Units subscribed for simultaneously with the delivery of this Agreement to the Administrative Agent. Purchase Price payments by check or wire transfer shall be delivered directly to the Escrow Agent as follows:

(i)           If payment is being made by check, Investor shall send a check for the full Purchase Price, payable to “Cross River Bank as Escrow Agent for Prometheum, Inc.” to the following address:

Cross River Bank

400 Kelby Street, 14th Floor

Fort Lee, NJ 07024.

Attention: [•]

Reference: Prometheum, Inc. [Investor Name]

If payment is being made by wire transfer, the Investor shall wire the total Purchase Price, net of any wire transfer fees charged by Investor’s bank to the Escrow Agent according to the following instructions:

Bank Name:	Cross River Bank
Address:	400 Kelby Street, 14th Floor Fort Lee, NJ 07024
Account Name:	[•]
ABA Routing Number:	[•]
Escrow Account Number:	[•]
Swift Code:	[•]
Reference:	Prometheum, Inc. [Investor Name]

4.            Acceptance of Subscription. The Investor understands and agrees that the Company reserves the right to accept or reject this or any other subscription for the Units, in whole or in part, in the Company’s sole discretion, notwithstanding prior receipt by the Investor of notice of acceptance of this or any other subscription. The Company will have no obligation hereunder until the Company executes and delivers to the Investor an executed signature page to this Agreement. If an Investor’s subscription is rejected in whole, all funds received from the Investor will be returned without interest, penalty, or deduction, and this Agreement will thereafter be of no further force or effect. If an Investor’s subscription is rejected in part, the funds for the rejected portion of such subscription will be returned without interest, penalty, or deduction, and this Agreement will continue in full force and effect to the extent such subscription was accepted.

5.            Closing Deliveries.

(a)          Delivery by the Company. As soon as practicable after the Closing (as defined below), the Company shall deliver to the Investor notice and evidence of the digital entry of the number of shares of Common Stock and Ember Warrants (collectively, the “Securities”) owned by the Investor reflected on the books and records of the Company and verified by the Company’s transfer agent and warrant agent, which books and records shall bear a notation that the Securities were sold in reliance upon Regulation A.

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(b)          Delivery by Investor. Together with the check for, or wire transfer of, the full Purchase Price, the Investor is delivering a completed and executed signature page to this Agreement, a completed investor questionnaire attached hereto as Annex A (the “Investor Questionnaire”), a completed investor certification attached hereto as Annex B or Annex C as applicable (the “Investor Certification”).

6.            Closings. The Company may hold an initial closing (the “Initial Closing”) at any time after the receipt and acceptance of one or more subscriptions and after all other conditions to closing have been satisfied or waived. After the Initial Closing, subsequent closings with respect to additional Ember Warrants may take place at any time, as determined by the Company, up to the Maximum Amount (each such closing, together with the Initial Closing, being referred to as a “Closing”). The date of each Closing shall be referred to herein as a “Closing Date.”

7.            Offering to Qualified Purchasers. This Offering is being made pursuant to Tier 2 of Regulation A and, accordingly, is being made to qualified purchasers, as defined in Section 256 of Regulation A.

8.            Representations and Warranties of Investor. Investor hereby represents and warrants to the Company as follows:

(a)          Access to Information. Investor has had access to all material and relevant information concerning the Company necessary to enable Investor to make an informed investment decision with respect to Investor’s investment in the Company. Investor acknowledges that Investor or Investor’s purchaser representative (as defined in Rule 501(h) of the Securities Act) (“Investor’s Representative”), if any, has had the opportunity to ask questions of and receive answers from and to obtain additional information from the Company or its representatives concerning the terms and conditions of the acquisition of the Securities and the present and proposed business and financial condition of the Company and has had all such questions answered to Investor and Investor’s Representative’s, if any, satisfaction and has been supplied all information requested.

(b)          SEC Filings. Investor has read and fully understands all reports and other filings made by the Company with the Securities and Exchange Commission (the “SEC”) that are available through EDGAR at the SEC’s website (www.sec.gov), including, but not limited to, the Company’s Offering Statement on Form 1-A, as amended and supplemented and all exhibits attached thereto.

(c)          Accredited Investor Status or Investment Limits. Investor represents and warrants to the Company that:

(i)           Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and has truthfully and accurately completed the Investor Certification attached hereto (as Annex B or Annex C, as applicable) and will deliver to the Company such further assurances of such status as may be reasonably requested by the Company; or

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(ii)          The Purchase Price of the Ember Warrants to be acquired pursuant to this Agreement, together with any other amounts previously used to purchase Ember Warrants in this offering, does not exceed 10% of the greater of the Investor’s annual income or net worth.

(d)          Capacity. The Investor: (i) if a natural person, represents that the Investor has reached the age of 21 and has full authority, legal capacity and competence to enter into, execute and deliver this Agreement and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and, (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to take all actions required pursuant hereto and thereto and to carry out the provisions hereof and thereof and to purchase and hold the Securities and the execution and delivery of this Agreement have been duly authorized by all necessary action; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement and all other related agreements or certificates in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Investor is executing this Agreement and all other related agreements or certificates, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and all other related agreements or certificates and make an investment in the Company.

(e)          No Violation of Corporate Governance Documents. If the Investor is a corporation or other entity, the entering into of this Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the charter or other organizational documents, bylaws or other constating documents of, the Investor or of any agreement, written or oral, to which the Investor may be a party or by which the Investor is or may be bound.

(f)           Binding Agreement. The Investor has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principals of equity, or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g)          Purchase Entirely for Own Account. The Ember Warrants are being acquired for the Investor’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

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(h)          Not a Broker-Dealer. The Investor is neither a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or affiliated with any member of FINRA, nor a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or engaged in a business that would require it to be so registered, nor is it an affiliate of such a broker-dealer or any person engaged in a business that would require it to be registered as a broker-dealer. In the event the Investor is a member of FINRA, or associated or affiliated with a member of FINRA, the Investor agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA, with respect to the Securities.

(i)           Investment Experience. The Investor is aware that an investment in the Ember Warrants is a highly speculative investment that involves a high degree of risk including, but not limited to, the risk of the total loss of the Investor’s investment. Investor, alone or together with its Investor Representative, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has obtained, in its sole judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. Investor has been urged to seek independent advice from its professional advisors relating to the suitability of an investment in the Company in view of its overall financial needs and with respect to the legal and tax implications of such investment. Investor believes that the investment in the Securities is suitable for it based upon its investment objectives and financial needs, and has adequate means for providing for its current financial needs and contingencies and has no need for liquidity with respect to its investment in the Company. The Investor’s investment in the Company does not constitute all or substantially all of its investment portfolio. Investor is able to bear the risk of loss of Investor’s entire investment in the Company.

(j)           Reliance on Exemptions. The Investor understands that the Ember Warrants are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Ember Warrants. All of the information which the Investor has provided to the Company is true, correct and complete as of the date of this Agreement, and if there should be any change in such information prior to the Closing, the Investor will immediately provide the Company with such information.

(k)          Selling Agent Compensation. The Investor acknowledges and is fully aware that the Company may engage Selling Agents to place the Ember Warrants and if Selling Agents are engaged, that the Company may pay to Selling Agents at each Closing compensation consisting of (i) cash commissions of up to five (5%) percent of the gross proceeds from the sale of Ember Warrants; and (ii) warrants to purchase that number of Ember Warrants as shall equal up to ten (10%) percent of the Ember Warrants sold in the Offering by such Selling Agents.

(l)           Risk Factors. The Investor is aware that an investment in the Ember Warrants involves a number of very significant risks and has carefully read and considered the risk factors set forth in the Company’s Offering Circular.

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(m)         Residency. The Investor is a resident of the jurisdiction set forth in the Investor Questionnaire.

9.            Warranties; Representations and Covenants of the Company. The Company represents, warrants and covenants to Investor as follows:

(a)          Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware with adequate power and authority to conduct the business in which it is now engaged and has the corporate power and authority to enter into this Agreement. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization. Each of the Company and its subsidiaries are duly qualified to conduct business and are in good standing as a foreign corporation in each jurisdiction where such qualification is required.

(b)          Corporate Power and Authority. The Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors. No other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. When duly executed and delivered by the parties hereto, this Agreement will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The sale by the Company of the Ember Warrants does not conflict with the certificate of incorporation or bylaws of the Company or any material contract by which the Company or its property is bound, or any Federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

(c)          No Brokers. Except for payments to Selling Agents engaged by the Company, if any, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

10.          Governing Law, Etc. This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Each of the parties hereto expressly and irrevocably (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (2) waives any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consents to the in personam jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

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11.          Notices. All notices, requests, consents or other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed first class postage prepaid, registered or certified mail, to the following address:

In the case of the Company:

Prometheum, Inc.

120 Wall Street

New York, NY 10005

Attention: Chief Financial Officer

In the case of Investor, to the address set forth at the end of this Agreement or to such other addresses as may be specified in accordance herewith from time to time.

Such notices and other communications shall, for all purposes of this Agreement, be treated as being effective upon being delivered personally or, if sent by mail, five days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed as set forth above, and postage prepaid.

12.          Consent to Electronic Delivery of Notices, Disclosures and Forms.

(a)          The Investor understands that, to the fullest extent permitted by law, any notices, disclosures, forms, privacy statements, reports or other communications (collectively, “Communications”) regarding the Company, the Investor’s purchase of Ember Warrants (including annual and other updates and tax documents) may be delivered by electronic means, such as by e-mail. The Investor hereby consents to electronic delivery as described in the preceding sentence. In so consenting, the Investor acknowledges that e-mail messages are not secure and may contain computer viruses or other defects, may not be accurately replicated on other systems or may be intercepted, deleted or interfered with, with or without the knowledge of the sender or the intended recipient. The Investor also acknowledges that an e-mail from the Company may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. The Company gives no warranties in relation to these matters. The Investor further understands and agrees to each of the following:

(i)           Other than with respect to tax documents in the case of an election to receive paper versions, the Company will be under no obligation to provide the Investor with paper versions of any Communications.

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(ii)          Electronic Communications may be provided to the Investor via e-mail or a website of the Company or an affiliate upon written notice of such website’s internet address to such Investor. In order to view and retain the Communications, the Investor’s computer hardware and software must, at a minimum, be capable of accessing the Internet, with connectivity to an internet service provider or any other capable communications medium, and with software capable of viewing and printing a portable document format (PDF) file created by Adobe Acrobat. Further, the Investor must have a personal e-mail address capable of sending and receiving e-mail messages to and from the Company or its affiliates. To print the documents, the Investor will need access to a printer compatible with his or her hardware and the required software.

(iii)         If these software or hardware requirements change in the future, a representative of the Company will notify the Investor through e-mail or the Company’s or an affiliate’s website or other written notification.

(iv)         To facilitate these services, the Investor must provide the Company with his or her current e-mail address and update that information as necessary. Unless otherwise required by law, the Investor will be deemed to have received any electronic Communications that are sent to the most current e-mail address that the Investor has provided to the Company in writing.

(v)          None of the Company or its affiliates will assume liability for non-receipt of notification of the availability of electronic Communications in the event the Investor’s e-mail address on file is invalid; the Investor’s e-mail or Internet service provider filters the notification as “spam” or “junk mail”; there is a malfunction in the Investor’s computer, browser, internet service or software; or for other reasons beyond the control of the Company or its affiliates.

(b)          Solely with respect to the provision of tax documents by the Company or its affiliates, the Investor agrees to each of the following:

(i)           If the Investor does not consent to receive tax documents electronically, a paper copy will be provided.

(ii)          The Investor’s consent to receive tax documents electronically continues for every tax year of the Company until the Investor withdraws its consent by notifying the Company in writing.

13.          Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and permitted assigns of the parties hereto, provided that this Agreement and the interests herein may not be assigned by either party without the express written consent of the other party.

14.          Sections and Other Headings. The section and other headings contained in this Agreement are for the convenience of reference only, do not constitute part of this Agreement or otherwise affect any of the provision hereof.

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15.          Counterpart Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

Investor hereby elects to purchase a total of __________ Units at a price equal to $1.00 per Unit for an aggregate Purchase Price of $___________________.

If the Investor is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:
Investor:

Print Name		Social Security Number

Signature	Date	Address

Co-Investor:

Print Name		Social Security Number

Signature	Date	Address (if different from above)

If the Investor is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Partnership, Corporation, Limited Liability Company or Trust	Federal Taxpayer Identification Number
By:
Name: Title:	Date:

ACCEPTED BY:

PROMETHEUM, INC.

By:

       Name: [•]

       Title: [•]

Date:

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ANNEX A INVESTOR QUESTIONNAIRE INDIVIDUAL INVESTORS
Investor Name:
Co-Investor Name (if any):
Marital Status:

Individual Completing Profile

SSN #:	Joint Party SSN #:

Date of Birth:	Joint Party Date of Birth:

Primary Residence:
Street Address:
City, State & Zip Code:

Home Phone:	Home Fax:
Email address:

Business Address:
Business Phone:	Business Fax:
Business Email Address:

ENTITY INVESTORS
Entity Investor Name:
Individual Completing Questionnaire:
Federal Tax ID No.:

Business Address:
Business Street Address:
Business City, State & Zip Code:
Contact Person:
Business Phone:	Business Fax:
Business Email Address:

SECURITY DELIVERY INSTRUCTIONS (Check One):
☐	Please deliver to the Home Address listed above
☐	Please deliver to the Business Address listed above
☐	Please deliver my securities to the following address:

 Annex A

ANNEX B CERTIFICATE FOR INDIVIDUAL INVESTORS (Including Grantors of Revocable Trusts)
If the investor is an individual, including married couples and IRA accounts of individual investors, please complete, date and sign this Certificate. If the investment is to be held jointly, each investor must execute and deliver the Subscription Agreement and initial their Investor Status as requested below and execute this Certificate.

☐ Individual	☐ Joint Tenants (both Joint Tenants must initial their Investor Status and sign this Certificate)
☐ IRA	☐ Tenants in Common (both tenants-in-common must initial their Investor Status and sign this Certificate)
☐ Tenants in the Entirety	☐ Community Property (all holders must initial their Investor Status and sign this Certificate)
☐ Grantor of a Revocable Trust (identify each grantor and indicate under what circumstances the trust is revocable by the grantor. If you check this box, please note all Trustees must complete the Investor Status Section below and sign this Certificate).

Names of Grantors:

☐ Check if any Grantor is deceased, disabled or legally incompetent.

INVESTOR STATUS (Including Grantors of Revocable Trusts)

I certify that I have a net worth (excluding the value of my primary residence) in excess of $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.
Initial if Applicable
I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.
Initial if Applicable
I certify that I am a director or executive officer of Comprehensive Care Corporation.
Initial if Applicable

The undersigned certifies that the representations and responses above are true and accurate:

Investor Name (Print):	Co- Investor Name:

Signature:	Co- Investor Signature:

Date:	Date:

Annex B

ANNEX C ENTITY INVESTORS CERTIFICATE (CORPORATIONS, PARTNERSHIPS, LIMITED LIABILITY COMPANIES, IRREVOCABLE TRUSTS, AND FOUNDATIONS)
If the Investor is a corporation, partnership, limited liability company, irrevocable trust, pension plan, foundation or other entity, an authorized officer, partner, or trustee must provide the requested information below, initial the Investor Status and sign this Certificate.
Type of Entity (check one):
☐ Limited Partnership	☐ General Partnership
☐ Limited Liability Company	☐ Corporation
☐ Irrevocable Trust:	☐ Other form of organization:
Grantors of Revocable Trust: Please complete Annex B.

Date of Formation:

NOTE: PLEASE PROVIDE A COPY OF THE ORGANIZATIONAL DOCUMENTATION. (i.e., Articles of Incorporation, Partnership Agreement, Operating Agreement, Trust Agreement, etc)

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category applicable to you as an investor in the Company.

A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
Initial if Applicable
A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;
Initial if Applicable
An insurance company as defined in Section 2(13) of the Securities Act;
Initial if Applicable
An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;
Initial if Applicable
A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
Initial if Applicable
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000, 000;
Initial if Applicable
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
Initial if Applicable

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
Initial if Applicable
Any partnership or corporation or any organization described in Section 501(c)(3) of the Internal Revenue Code or similar business trust, not formed for the specific purpose of acquiring the Ember Warrants and Ember Warrants, with total assets in excess of $5,000,000;
Initial if Applicable
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Ember Warrants and Ember Warrants, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act; or
Initial if Applicable
An entity in which all of the equity owners qualify under any of the above subparagraphs.*
Initial if Applicable	*If the undersigned belongs to this investor category only, please list the equity owners of the undersigned, and, in addition, have each equity owner individually complete and deliver Annex A and Annex B hereof:

The undersigned certifies that the representations and responses above are true and accurate and that the undersigned has the authority to execute and deliver the Subscription Agreement and this Certificate on behalf of the Investor and to take other actions with respect thereto.

Entity Investor Name:

By (Signature):

Print Name:

Title: